EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Investor Relations:
800-348-1074, ext. 3333

Carrols Restaurant Group, Inc. Announces Offering of its
Senior Secured Second Lien Notes

Syracuse, New York. June 20, 2017 - (Businesswire) - Carrols Restaurant Group, Inc. (NASDAQ: TAST) (“Carrols Restaurant Group”) announced today that it plans to offer, in a private placement, 8.00% Senior Secured Second Lien Notes due 2022 in the aggregate amount of $50 million (the “new notes”). The new notes will be issued as additional notes under the indenture, dated April 29, 2015 (the “indenture”), pursuant to which Carrols Restaurant Group previously issued $200 million aggregate principal amount of 8.00% Senior Secured Second Lien Notes due 2022 (the “existing notes” and, together with the new notes, the “senior secured second lien notes”). If the offering of the new notes is consummated, Carrols Restaurant Group will have $250 million aggregate principal amount of senior secured second lien notes outstanding.

The new notes are expected to be treated as a single series with the existing notes and will have the same terms as the existing notes (other than the issue date and issue price) except that the new notes (i) will be subject to a separate registration rights agreement, (ii) will accrue additional interest in certain circumstances if we do not consummate an exchange offer required under such registration rights agreement, (iii) will be subject to restrictions on transfer and (iv) will be issued initially under CUSIP numbers different from the existing notes. The new notes and the existing notes will vote as one class under the indenture. Holders who exchange their new notes in a registered exchange offer required pursuant to the registration rights agreement will receive registered notes that are expected to share a single CUSIP number with the existing notes, and it is expected that such registered notes and the existing notes will thereafter be fungible. Prior to that, the new notes will trade separately from the existing notes.

Carrols Restaurant Group is the largest U.S. Burger King® franchisee based on the number of restaurants and has owned and operated Burger King restaurants since 1976. In connection with the offering of the new notes, Carrols Restaurant Group has entered into an amendment to its existing senior credit facility to permit the issuance of the new notes. Carrols Restaurant Group intends to use the net proceeds of the private placement of the new notes (i) to repay outstanding revolving credit borrowings under its senior credit facility, (ii) to pay related fees and expenses and (iii) for working capital and general corporate purposes, including for possible future acquisitions.

The new notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S under the Securities Act. The new notes will not be registered under the Securities Act and may not be offered or sold in the U.S. or to U.S. persons absent registration or an applicable exemption from registration requirements.

This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act. This press release is for informational purposes only and is not an offer to sell or a solicitation of an offer to purchase the senior secured second lien notes of Carrols Restaurant Group.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols Restaurant Group's expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Carrols Restaurant Group's filings with the Securities and Exchange Commission.